As filed with the Securities and Exchange Commission on December 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMPCO TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	91-1039211
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

16804 Gridley Place
Cerritos, California 90703
(Address of Principal Executive Offices)

IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees
IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors
(Full Title of the Plan)

Robert M. Stemmler
President and Chief Executive Officer
IMPCO Technologies, Inc.
16804 Gridley Place
Cerritos, California 90703
(Name and Address of Agent for Service)

(562) 860-6666
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Jonathan F. Atzen, Esq.
Charles C. Kim, Esq.
Morrison & Foerster LLP
555 West Fifth Street
Los Angeles, California 90013-1024
(213) 892-5200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value per share	500,000(2)	$4.26	$2,130,000	$195.96
Common Stock, $.001 par value per share	200,000(3)	$4.26	$852,000	$78.38

(1)
Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of IMPCO Technologies, Inc.’s common stock on the Nasdaq National Market on December 19, 2002.

(2)	To be issued in connection with the IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees.
(3)	To be issued in connection with the IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors.

PART I

INFORMATION REQUIRED IN THE
SECTION 10 (a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by IMPCO Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002, filed on December 16, 2002, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2002, filed on September 16, 2002, pursuant to Section 13(a) of the Exchange Act.

(c)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2002, filed on July 29, 2002, pursuant to Section 13(a) of the Exchange Act, containing audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(d)    The description of the Registrant’s common stock, $.001 par value per share, which is contained in its Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article VI of the Registrant’s amended and restated bylaws also provides for indemnification of its officers and directors to the fullest extent permissible under Delaware law in connection with proceedings with which any such person is involved by virtue of his or her status as an officer or director. In addition, the Registrant maintains directors’ and officers’ liability insurance.

The Registrant’s certificate of incorporation eliminates the liability of each of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.    Exemption From Registration Claimed.

Not applicable.

Item 8.    Exhibits.

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2001).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 1999).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

99.1
IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on October 18, 2002).

99.2
IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on October 18, 2002).

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act).

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cerritos, State of California, on December 20, 2002.

IMPCO Technologies, Inc.

By:	/s/ ROBERT M. STEMMLER
Robert M. Stemmler President and Chief Executive Officer Name

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Robert M. Stemmler and Timothy S. Stone, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. STEMMLER Robert M. Stemmler	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 20, 2002

/S/ TIMOTHY S. STONE Timothy S. Stone	Acting Chief Financial Officer and Treasurer (Principal Financial Officer)	December 20, 2002

/S/ RICHARD T. FOGARTY Richard T. Fogarty	Corporate Controller (Principal Accounting Officer)	December 20, 2002

/s/ NORMAN L. BRYAN Norman L. Bryan	Director	December 20, 2002

/s/ PAUL MLOTOK Paul Mlotok	Director	December 20, 2002
/s/ J. DAVID POWER III J. David Power III	Director	December 20, 2002
/s/ DON J. SIMPLOT Don J. Simplot	Director	December 20, 2002

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2001).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 1999).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

99.1
IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on October 18, 2002).

99.2
IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on October 18, 2002).